Calculation of Filing Fee Tables
S-8
Blackstone Real Estate Income Trust, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class I Common Stock, par value $0.01 per share	Other	24,397,609	$ 13.86	$ 338,150,860.74	0.0001381	$ 46,698.63
Total Offering Amounts:						$ 338,150,860.74		$ 46,698.63
Total Fee Offsets:								$ 3,209.18
Net Fee Due:								$ 43,489.45
Offering Note
[1]	(1) Covers shares of Class I Common Stock, par value $0.01 per share ("Common Stock"), of Blackstone Real Estate Income Trust, Inc. (the "Registrant") to be issued under the Blackstone Real Estate Income Trust, Inc. Amended and Restated 2022 Stock Incentive Plan (the "Plan"), which amends and restates the Blackstone Real Estate Income Trust, Inc. 2022 Stock Incentive Plan. In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares registered includes an indeterminate number of additional shares of Common Stock which may be offered and issued to prevent dilution in the event of a stock split, stock dividend or similar transaction. (2) In accordance with Rule 457(h)(1) of the Securities Act, the price of the securities has been estimated pursuant to Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee, and the price listed is the net asset value per share as of September 25, 2025.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1, 2	Blackstone Real Estate Income Trust, Inc.	S-8	333-263870	03/25/2022		$ 3,209.18	Equity	Class I Common Stock, par value $0.01 per share	2,364,690	$ 34,619,061.60
Fee Offset Sources	3	Blackstone Real Estate Income Trust, Inc.	S-8	333-263870		03/25/2022						$ 3,209.18
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant has terminated any offering that included the unsold securities under the Registration Statement on Form S-8, initially filed on March 25, 2022 (File No. 333-263870) (the "Prior Registration Statement"). In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of subsequent registration statements, such as this Registration Statement, can be offset by $3,209.18, representing the fee associated with 2,364,690 unsold shares of Common Stock from the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the Registrant is using $3,209.18 of the unused filing fee from the Prior Registration Statement to offset the registration fee payable in connection with this Registration Statement.

Offset Note
[2]	The Registrant previously paid a registration fee of $27,142.56 in connection with the registration of 20,000,000 shares of Common Stock, with a proposed maximum aggregate offering price of $292,800,000, under the Prior Registration Statement. The Registrant has terminated any offering that included the unsold securities under the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of subsequent registration statements, such as this Registration Statement, can be offset by $3,209.18, representing the fee associated with 2,364,690 unsold shares of Common Stock from the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the Registrant is using $3,209.18 of the unused filing fee from the Prior Registration Statement to offset the registration fee payable in connection with this Registration Statement.

[3]	The Registrant previously paid a registration fee of $27,142.56 in connection with the registration of 20,000,000 shares of Common Stock, with a proposed maximum aggregate offering price of $292,800,000, under the Prior Registration Statement. The Registrant has terminated any offering that included the unsold securities under the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of subsequent registration statements, such as this Registration Statement, can be offset by $3,209.18, representing the fee associated with 2,364,690 unsold shares of Common Stock from the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the Registrant is using $3,209.18 of the unused filing fee from the Prior Registration Statement to offset the registration fee payable in connection with this Registration Statement.